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                                     WRITER

                                     [LOGO]



                              1995 Proxy Statement
                             The Writer Corporation
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                             27 Inverness Drive East
                           Englewood, Colorado  80112
                                 (303) 790-2870

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The annual meeting of the shareholders of THE WRITER CORPORATION will be held in the conference room at the Company's Corporate Offices located at 27 Inverness Drive East, Englewood, Colorado 80112, on June 29, 1995 at 2:00 P.M., for the following purposes:

     1) To elect 7 directors to serve for the ensuing year and until their successors are elected and shall qualify;

     2) To consider and act upon a proposal to approve the accounting firm of Deloitte & Touche as independent auditors; and

     3) To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on May 15, 1995, are entitled to notice of and to vote at the meeting or at any adjournment thereof.

Shareholders are invited to attend the meeting in person. If you are unable to attend in person, please sign, date and return the enclosed proxy so that it will be received by the Company on or prior to June 26, 1995. A return postage paid envelope is provided for your convenience.

                                        By Order of the Board of Directors


Englewood, Colorado                     \s\ George S. Writer, Jr.
June 1, 1995                            George S. Writer, Jr., Chairman

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                             THE WRITER CORPORATION
                             27 Inverness Drive East
                           Englewood, Colorado  80112
                                  June 1, 1995

                                 PROXY STATEMENT

This Proxy Statement is furnished to the shareholders of THE WRITER CORPORATION (the "Company") in connection with the solicitation by and on behalf of the management of the Company of proxies to be voted at the annual meeting of shareholders to be held on June 28, 1995, or at any adjournment thereof.

The enclosed proxy, even though executed and returned, may be revoked at any time before being voted, by written notice mailed or delivered to the Secretary of the Company, by substitution and delivery of a new proxy bearing at a later date, or by request for return of the proxy at the meeting. Unless revoked, proxies will be voted in accordance with the instructions contained therein, and if no instructions are given with respect to the proposals referred to in the accompanying Notice of Annual Meeting, proxies will be voted in favor of such proposals.

Officers and other representatives of the Company may solicit proxies by telephone, telegraph, telefax and personal interview, as well as by mail. The costs of solicitations will be borne by the Company.

The Company has one class of common stock. Each share of common stock is entitled to one vote on all matters which come before the meeting. Only shareholders of record at the close of business on May 15, 1995, will be entitled to vote at the meeting. At that date there were 5,960,200 shares of common stock outstanding. Cumulative voting is not allowed in the election of directors or for any other matter.


BENEFICIAL OWNERSHIP OF THE COMPANY'S STOCK

As of March 15, 1995, to the knowledge of the Company, the following persons owned beneficially and of record more than 5 percent of the Company's common stock:


                Name and Address of        Amount and Nature of   Percent
Title of Class  Beneficial Owner           Beneficial Ownership   of Class
Common Stock    George S. Writer, Jr. (1)       1,165,475           19.6%

Common Stock    Phelps-Tointon, Inc. (2)          928,333           15.6%

Common Stock    Polaris Capital Corp. (3)         549,384            9.2%
                New York, NY

                                        1


(1)    Control person of the Company
(2) Mr. Robert G. Tointon, one of the Company's Directors is a Director and President of Phelps-Tointon, Inc.
(3) This Company is a wholly-owned subsidiary of The Broe Companies, Inc. Mr. Patrick D. Broe, one of the Company's Directors, is a Director, the President and sole shareholder of The Broe Companies, Inc.

SECURITY OWNERSHIP OF MANAGEMENT

The Following information indicates the common stock of the Company beneficially owned, directly or indirectly, by all directors and executive officers of the Company as of March 15, 1994.

                                             Amount and Nature of     Percent
                           Title of Class    Beneficiary Ownership    Of Class
                           --------------    ---------------------    --------

George S. Writer, Jr.      Common Stock            1,165,475              19.6%
Robert G. Tointon (1)      Common Stock              928,333              15.6%
Patrick D. Broe (2)        Common Stock              549,384               9.2%
Deane J. Writer, Jr.       Common Stock              220,000               3.7%
Roland Seidler, Jr. (3)    Common Stock              216,474               3.6%
Louis P. Bansbach, III     Common Stock              158,751               2.7%
Robert R. Reid             Common Stock               25,430               (4)
Daniel J. Nickless         Common Stock               23,930               (4)
Ronald S. Loser            Common Stock               11,900               (4)
Derrell Schreiner          Common Stock                5,000               (4)

All Directors &
Officers as a group (10)   Common Stock            3,276,006             55.14%

- -------------------------------

(1) Reflects shares held by Phelps-Tointon, Inc., of which Mr. Tointon is the President and part owner.
(2) Reflects shares held by Polaris Capital Corp., a company owned by Mr. Broe, for which he also serves as President.
(3) Does not include shares in varying amounts owned as a market maker by a broker-dealer with which Mr. Seidler is affiliated.
(4)    Less than 1% of shares outstanding.


EXECUTIVE COMPENSATION

The information in the following table is given for the Company's Chief Executive Officer. No other executive officer of the Corporation received total renumeration from the corporation and its subsidiaries of more than $100,000 during the year ended December 3, 1993.

                                        2

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                               CASH COMPENSATION TABLE

______________________________________________________________________________

Name of Individual                                                  Retirement
or Number of Persons    Capacities in       Salaries, Bonuses and    Plan
In Group                Which Served        Expense Allowances       Earnings(1)
- --------------------    -------------       ---------------------   ------------
George S. Writer, Jr.   President, Chief
                        Executive Officer,
                        Chairman of the Board
                        of Directors             $100,800            $( 69,561)

(1) Amounts disclosed represent earnings on the individual vested portion of the Company's qualified profit sharing retirement plan account balances during the year presented. The Company has not made contributions to this plan since 1987.

ELECTION OF DIRECTORS
- ----------------------

A board of seven directors is to be elected. Each director will hold office until the next annual shareholders' meeting or until his successor shall be elected and qualified. In the absence of instructions to the contrary, the persons named in the accompanying proxy will vote the shares represented thereby in favor of the nominees listed below.

If any nominee becomes unavailable for election (an event not anticipated), the holders of the proxies will vote for the balance of those named or for a substitute nominated by the existing Board of Directors. No formal arrangement for election of any nominee exists.

The following information is provided with respect to each nominee:

Name, Age and Other
Positions, if any,            Period Served as Director and Business
With Registrant               Experience During Past 5 Years

George S. Writer, Jr., 59     President since July, 1993 and Chief Executive
President, Chief Executive    Officer, Chairman of the Board of Directors of The
Officer, Chairman of the      Writer Corporation since 1964.
Board of Directors

Roland Seidler, Jr., 66       Elected a director in 1971.  Mr. Seidler is the
                              Chairman of the Board of Directors and Chief
                              Executive Officer of The Seidler Companies, Inc., a Los Angeles based investment banking firm and a member of the New York Stock Exchange, Inc. Mr.
                              Seidler is also a member of the Boards of Directors for Optical Radiation Corporation and
                              First Business Corporation.

Ronald S. Loser, 61           Elected a director in 1973.  Secretary of The
                              Writer Corporation since its inception. Mr. Loser is a Principal of Brega & Winters, P.C., a Denver law firm.

Deane J. Writer, Jr., 59      Elected a director in 1975.  Since January 1992
                              Mr. Writer has been an account executive with HRH
                              Insurance, a national insurance agency. Prior to that he was the owner of The Writer Agency, since
                              1956.

Louis P. Bansbach, III, 54    Elected a director in 1989.  Mr. Bansbach is the
                              President of Columbine Realty, Inc., a Director of
                              United Bancorp of Wyoming.

Robert G. Tointon, 61         Elected a director in 1992.  Mr. Tointon is the
                              President and Chief Executive Officer of Phelps-
                              Tointon, Inc., a manufacturer of structural and architectural pre-stress components, detention equipment, safes, metal doors and other products.
                              Mr. Tointon is also a director of Public Service
                              Company of Colorado.

Patrick D. Broe, 47           Elected a director in 1992.  Mr. Broe is President
                              and Chief Executive Officer of The Broe Companies,
                              Inc., a diversified holding company based in Denver, Colorado.

DIRECTOR FEES AND TRANSACTIONS - The Board of Directors of the Company held eight regular meetings during the year 1994. No director of the Company attended less than 75% of those meetings. Since 1990 none of the directors have received directors' fees or other compensation for services as directors.

During 1994 the Company had no nominating, audit or compensation committees, those functions were performed by the Board of Directors as a whole. The Board met as an audit committee once during the year in order to review the audited financial statements with the Company's independent auditors.

In 1994 and 1993, Brega and Winters, the law firm in which Ronald S. Loser was a principal, was paid attorneys' fees. Additionally, HRH Insurance of which Deane
J. Writer, Jr. is an officer was paid insurance premiums. The Company places substantially of its insurance coverage through this agency. In the opinion of management, the amounts charged in these transactions are comparable to charges which would have been made by unaffiliated parties. Deane J. Writer, Jr. is a first cousin of George S. Writer, Jr.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS - The following information is furnished with respect to certain transactions in which the amount involved exceeded $60,000 and which involved an officer, director, beneficial holder of more than five percent of the voting stock of the Company or a person or entity affiliated with such persons.

Certain of the Company's officers and directors, directly and indirectly, provided financial assistance to the Company in several transactions through December 31, 1994.

SUBDIVISION LOAN PARTICIPATIONS - On January 14, 1992 the Company executed a Loan Agreement with a real estate investment trust under which $1,500,000 was committed to the Company. George S. Writer, Jr. and Roland Seidler, Jr. participated in this transaction by advancing 20% of the committed funds and will receive 20% of the loan payments, including 20% of a $1,600 per lot additional interest payment. This loan bears interest at 14% and was restructured and matures on January 1, 1998. Principal is due as homes are closed and interest is payable monthly.

On March 11, 1993, the Company completed an acquisition of 46 townhome lots. The acquisition financing of $500,000 as well as a development commitment of $320,000 was obtained from this same real estate investment trust. Again, Directors of the Company including George S. Writer, Jr., Louis P. Bansbach, III, Roland Seidler, Jr. and a company affiliated with Robert G. Tointon have committed $150,000 as a participation in this loan. The loan bears interest at 12% and matures on October 31, 1995. Principal is due as lots are sold and interest is payable monthly.

PENINSULA ACQUISITION AND DEVELOPMENT FINANCING - On August 12, 1992 the Company acquired 22 acres of vacant ground from its Chairman and Chief Executive Officer George S. Writer, Jr. The land was transferred at Mr. Writer's out-of-pocket cost which included amounts for interest, taxes, land planning and engineering, plus an amount equal to the remaining debt owed by Mr. Writer on the property. The purchase price was $1,500,000. The acquisition was financed by several affiliates of the Company including George S. Writer, Jr. ($300,000), Roland Seidler, Jr. ($150,000), Phelps-Tointon, Inc. ($525,000), Institutional Holdings, Inc., a company owned by Patrick D. Broe ($150,000), Louis P. Bansbach III ($225,000) and a non-affiliate who contributed $150,000. The same affiliates have committed an additional $2,000,000 for development financing under the same percentages as the acquisition funds. Both the acquisition and development funds bear interest at 10% and have a maturity date of July 31, 1995.

During 1994 the Company modified this agreement. The modification includes a provision by which the lender has deferred its profit participation while $800,000 of cash was accumulated and reserved for future development activities on this project. This change was necessary to ensure that adequate development financing was available based on the Company's most recent estimates of costs to complete. The original agreement required an accelerated distribution of cashflow in that the lender would receive 75% of the cashflow and the Company would receive 25% until the lender's initial advance of $3,500,000 million had been repaid. Under the modification, profits and losses are split equally now that the reserve has been established. The deferred profit participation is being repaid to the lender as houses are closed.

FOUNDATION LOANS - On March 19, 1993 the Company entered into a loan agreement with four affiliates of the Company under which it borrowed $300,000 which is being used to construct foundations for the Company's inventory of homes. The loans bear interest at 12% and matures on April 1, 1995. The affiliates include George S. Writer, Jr. ($100,000), Institutional Holdings, Inc., ($100,000), Roland Seidler, Jr. ($50,000) and Phelps-Tointon, Inc., ($50,000). In January, 1994, the Company entered into a modification agreement by which the foundation loan fund was increased to $600,000. The increase was provided by George S. Writer, Jr. ($100,000) and Phelps-Tointon, Inc. ($200,000) and all other terms and conditions of the note remain the same. The Company had renewed this facility and in March 1995, Mr. Writer ($5,000) and Mr. Tointon ($50,000) purchased Institutional Holdings, Inc. interest.

UNSECURED ADVANCES - During 1989 and 1990 George S. Writer, Jr. advanced an additional $155,500 for working capital purposes to the Company either personally or through a corporation which he owns. These advances are unsecured, non-interest bearing and are due on demand. At December 31, 1994, approximately $118,000 was owed to Mr. Writer as a result of these advances.

WORKING CAPITAL LOAN AND STOCK SUBSCRIPTION AGREEMENT - On February 14, 1992 the Company entered into a loan with a corporation affiliated with Mr. Robert Tointon, who became one of the Company's directors on March 12, 1992. Under the terms of the loan agreement $175,000 of working capital was advanced to the Company. The advance bears interest at 10% per annum payable monthly. The loan has been renewed and matures on February 14, 1996.

SERIES 1993 A CONVERTIBLE UNSECURED PROMISSORY NOTES - The Company currently has outstanding unsecured convertible debt of $1,000,000 held by Phelps-Tointon, Inc. in the amount of $500,000; George S. Writer, Jr. in the amount of $312,500; Polaris Capital Corp. $100,000; Roland Seidler, Jr., in the amount of $87,500. The convertible debt can be converted into stock at $3.00 of unpaid principal at any time prior to the maturity date of the note which is September 30, 1997;. Interest on the debt accrues at prime plus 1-1/2% and is paid monthly.


RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
- ------------------------------------------------

Deloitte & Touche has been selected as the independent public accountants of the Company for its year ending December 31, 1995. During the year ended December 31, 1994, Deloitte & Touche rendered audit services which included examination of the annual financial statements and certain filings with the Securities and Exchange Commission. The Board of Directors, at its meeting on July 7, 1994, approved the professional services to be provided by Deloitte & Touche for the year ended December 31, 1994. A representative of Deloitte & Touche will be present at the annual meeting with an opportunity to make a statement, if he or she desires to do so, and to answer any appropriate questions.

OTHER BUSINESS
- --------------

As of the date of this proxy statement, management is not aware of any other matters to be presented for action at the meeting, nor has it been advised that others will present any such matters. If other matters do properly come before the meeting, the persons named in the proxy intend to vote in accordance with their best judgment on such matters.


VOTING PROCEDURES
- -----------------

Provided that a quorum is present, holders of a majority of the shares of the $.10 par value common stock of the Company, present in person or by proxy at the meeting, may approve each matter to be voted upon by the shareholders. All shares as to which abstentions are registered or as to which no vote is cast will be counted in determining the majority vote necessary to pass the matter voted upon, but not counted as a vote in favor of such matter, except as otherwise stated in the proxy. Accordingly, an abstention or a non-vote of a shareholder present in person or by proxy will be treated the same as a vote against approval of such matter, unless otherwise stated in the proxy.


SHAREHOLDER PROPOSALS
- ---------------------

Shareholder proposals intended to be presented at the annual meeting of the Company for the year 1995 must be received by the Company on or before Marcy 1, 1996 in order to be included in the proxy materials mailed by the Company of its shareholders. Any such proposal must otherwise comply with Securities and Exchange Commission Rule 14a-8.



                                   \s\ Ronald S. Loser
Englewood, Colorado                    RONALD S.LOSER
June 1, 1995                           Secretary

                             THE WRITER CORPORATION
           PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- JUNE 29, 1995

    The  undersigned hereby appoints George S. Writer, Jr. or Ronald S. Loser or either of them, or  . . .  . . . . . . .  or any of them, the lawful proxies  of the undersigned, with the full power of substitution, to represent the undersigned and vote all shares of The Writer Corporation's stock standing in the undersigned's name at the Company's annual meeting to be held June 29, 1995 and at any adjournment thereof, as follows:

(1) / / for or / / withhold authority to vote for the election of seven directors named in the accompanying proxy statement
     / / for or / / withhold authority to vote for George S.
     Writer, Jr. as a director
     / / for or / / withhold authority to vote for Roland Seidler, Jr. as a director
     / / for or / / withhold authority to vote for Louis P.
     Bansbach, III as a director
     / / for or / / withhold authority to vote for Patrick D. Broe as a director
(2)  / / for or / / against or / / abstain approval of Deloitte &
     Touche as independent public accountants for the Company; and In accordance with their best judgement, upon any other
(3) business which is not now anticipated and properly comes before the meeting or any adjournment thereof.

(1)
     / / for or / / withhold authority to vote for Robert G. Tointon as a director

     / / for or / / withhold authority to vote for Ronald S. Loser as a director

     / / for or / / withhold authority to vote for Deane J. Writer, Jr.

     as a director

(2)

(3)



    NOTE: A shareholder may cross out the names of the proxies printed above and insert in the blank one or more proxies of his choice. Any person so named who appears at the meeting, presents a duly executed copy of this proxy and identifies himself to the secretary shall be the sole proxy of the shareholder naming him. If, however, the proxy is mailed to The Writer Corporation and none of the persons so named appears at the meeting and identifies himself to the secretary, the persons whose names are printed above (whether or not such names are crossed out) shall be the sole proxies of such shareholder, to the exclusion of all persons whose names are inserted in the blank.

                        PLEASE SIGN ON THE REVERSE SIDE

    This proxy will be voted as specified. If no specification is made on the reverse, this proxy will be voted in accordance with the management's recommendations, FOR the nominees for election as directors, FOR approval of the retention of Deloitte & Touche as independent public accountants.

                                              PLEASE SEE REVERSE SIDE

                                    DATED ................................, 1995

                                    SIGNED: ....................................
                                             (SIGNATURE OF SHAREHOLDER)

                                    SIGNED: ....................................
                                             (SIGNATURE OF SHAREHOLDER)

Please date this proxy and sign exactly as your name is printed hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such. If stock is held jointly, each joint owner should sign.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS